MOBETIZE SOFTWARE APPLICATION SERVICE AND SUPPORT LEVEL AGREEMENT BETWEEN TRUSTCASH CORP. AND ALLIGATO, INC.

This Software service and support level (the "Agreement") made as of January 1, 2012 (the "Effective Date") between Alligato, Inc.(Alligato), having an office at 1450-1055 West Hastings St., Vancouver, BC , V6E 2E9 and Trustcash LLC. (Trustcash) who, shall be legally bound, hereby agree as follows:

SCOPE

Alligato and Trustcash desire to enter into this Agreement to govern the software support provided by Alligato to Trustcash relating to the architecture and operation of the Mobetize platform pertaining to the Trustcash Mobile solution delivered by Alligato.

TERM AND EARLY TERMINATION

The term of the contract is 36months commencing on the effective date of the Agreement. The effective date is define as January 1, 2012 and the termination date is Dec.31, 2014. The following outlines the early termination clauses of this Agreement

Early Termination - This Agreement shall terminate in each of the following events:

a) At the option of either party if the other party materially defaults in the performance or observance of any of its obligations hereunder and fails to remedy the default within 90 days after receiving written demand therefor; or

b) At the option of either party if the other party becomes insolvent or bankrupt or makes an assignment for the benefit of creditors, or if a receiver or trustee in bankruptcy is appointed for the other party, or if any proceeding in bankruptcy, receivership, or liquidation is instituted against the other party and is not dismissed within 30 days following commencement thereof;

1. Introduction

This Schedule C sets out the terms and conditions under which ALLIGATO will provide annual support services ("Annual Support Services") to Trustcash.

2. Definitions

For the purpose of this Schedule B and all related documents, the terms listed below shall be defined as follows:

"Bulletin" means written notification by ALLIGATO of information relating to Product uses or availability that supplements the Documentation and is broadly applicable to ALLIGATO's customer base.

"Confidential Information" means any information concerning either party's software programs, including without limitation, the source code, any specifications, flow charts, computer codes, documentation

formulae, or any part or component thereof. As well, as any business plans, financial information, customer lists or product development information, that either party considers proprietary and confidential.

"Call Window" means the time of day availability of support services coverage as described in section 6.3.

"Current Release" means the Software Release that ALLIGATO defines as current, and is normally shopped on receipt of orders at that time.

"Customer" means Trustcash and any entity with whom Trustcash enters into an agreement for software services or facilities management related to the Products or any representative of Trustcash who may be reasonably expected by ALLIGATO to act on Trustcash's behalf.

"Customizations" means enhancements, changes, or alterations to core product in order to address specific Customer requirements.

"Dispute Notice" means the written notification, set out in reasonable detail, by either ALLIGATO or Trustcash to the other that a difference or dispute has arisen under this agreement.

"Documentation" means the written and graphical material relating to the design, installation, use, and maintenance of the Product that is provided to Trustcash as part of its Product license and that may be updated by ALLIGATO from time to time to correct errors and omissions or to add clarification.

"End User" means a person who operates a computer that uses the Products in production to perform regular business functions.

"Full Support Service" means software support service delivered by ALLIGATO to Trustcash on a pre-paid basis.

"Incompatible Configuration" means the integration and use of the products by the Trustcash in relation to the Trustcash's other computer and office systems and in a manner, as determined by ALLIGATO, that deviated from ALLIGATO's Required Configuration and which may cause malfunctions or difficulties in the operation of the Products.

"Implement" means the process of first installation of Product or installation of a new Software Release, which requires a major data conversion.

"Locations" means all Trustcash locations where Products are installed.

"Patch" means the computer file's, routines or code which when compiled with Products corrects problems or errors in the Products.

"Problem Severity" means a classification of the business and technical impact on Trustcash associated with a Reported Issue and as described in detail in section 10.

"Production Database" means the stored collection of electronic transaction data as recorded by Trustcash's live implementation of the Product as used by its End Users to satisfy the business requirements of its customer.

"Products" means those Software as defined in the Agreement, which is further listed on the Software Support Order (attachment I) and licensed to Trustcash.

"ALLIGATO Products" means those Products that are owned or developed by ALLIGATO.

"Reported Issue" means a query, bug, error, or problem related to the Product and covered under the terms of this Agreement that Trustcash brings to ALLIGATO's attention.

"Required Configuration" means the guidelines published by ALLIGATO, or as otherwise determined by ALLIGATO and communicated to Trustcash, which specify the acceptable configuration of computer hardware, software, and related technologies needed to operate and support the Products.

"Site Certification" means the process of ALLIGATO examining and assessing the Trustcash's computing environment culminating in a formal determination by ALLIGATO of whether or not the environment complies with the Required Configuration.

"Software Release" means ALLIGATO's definition of successive versions of software that have been generally released by ALLIGATO to its customers and for greater certainty excludes specific custom modified versions of its software in testing and new application developments. ALLIGATO defines release through a numeric code, which follows a numbering convention as published from time to time in ALLIGATO's Software Release Methodology. The numeric code consists of three groups of numbers separated by period's (0.0.0). The first group defines the Major Release (X.0.0), the second group defines the Version Release (0.X.0), and the third group defines the Maintenance Release (0.0.X).

> **"Major Release"** means significant changes and enhancements to the software usually supplied with new or additional documentation.
>
> **"Version Release"** means accumulated maintenance releases and some minor functional improvements to the software.
>
> **"Maintenance Release"** means software issued to correct reproducible reported issues, anomalies, errors, and problems in core product.

"Software Support Order" means the current respective Software Support Order(s) as signed by ALLIGATO and Trustcash and which specifically refers to this Agreement, and which sets out the Special Terms and Conditions of the software support service to be provided to Trustcash for the specific identified supported Product. The terms and conditions of the Software Support Order are incorporated as part of the Agreement specifically for the purpose only of services for Product encompassed by the particular Software Support Order. An example of a Software Support Order is provided in Attachment I attached hereto.

"Special Terms and conditions" means terms and conditions identified on a Software Support Order. These terms and conditions supplement and supercede those in the Agreement for the purpose only of services encompassed by the particular Software Support Order.

"Support Start Date" means the date identified on the Software Support Order when ALLIGATO begins delivering support services to Trustcash under the terms of this Agreement.

"Support Term" means the continuous length of time identified on the Software Support Order, and beginning on the Support Start Date, during which Trustcash agrees to procure ALLIGATO's support services under the terms of this Agreement.

"Time and Materials" means the conditions under which ALLIGATO delivers software support services that are excluded from this Agreement or not on a pre-paid basis but are nonetheless requested by Trustcash. Such services are provided at ALLIGATO's option, at its then prevailing time and materials charges.

"Third Party Products" means those products that are owned and produced by a company, or entity, other than ALLIGATO and for which ALLIGATO provides Full Support Service as identified on Attachment II to Schedule B.

3. Service Coverage

Annual Support Service: Provides the services listed and described in Section 6 as Level 2 and Level 3 Support Services. Trustcash is responsible for acquiring and providing for adequate technical and organizational competence to carry out the level 1 responsibilities independently of ALLIGATO, including without limitation, software management and facilities and operational management functions. An indicative example of the scope of Trustcash responsibilities is provided in the level 1 responsibilities. Annual Support Service is available for ALLIGATO products and third party products. Annual Support Service for Third Party Products, is provided under the same terms and conditions as for ALLIGATO Products where this is made possible by ALLIGATO's support agreement with the respective Third Party. ALLIGATO will assess interaction with ALLIGATO Product and co-ordinate and track Reported Issues as they relate to Third Party Products. All Annual Support Service shall be provided for a minimum time period of twelve (36) months (the "Annual Support Period"). The initial term of the Annual Support Service shall be for a period of one (3) years (the "Initial Annual Support Period"). Thereafter, the Annual Support Period shall automatically be renewed for successive twelve (12) month periods unless the parties agree in advance to renew for some other period, or if notice is given by either party to the other of their desire not to renew the Agreement at least 90 days prior to the expiration of the then current term.

4. Subcontracting

ALLIGATO shall be entitled to subcontract all or a portion of its software support obligations to one or more subcontractors.

5. Ownership of Products

Each of the parties acknowledges and agrees that any and all rights to the TRUSTCASH MOBILE solution developed specifically for TRUSTCASH by ALLIGATO, including the intellectual property rights relating thereto, shall be the property of TRUSTCASH. Further, any software developed by ALLIGATO for TRUSTCASH whether on contract or otherwise shall remain the property of and be owned by TRUSTCASH. TRUSTCASH shall have an exclusive license and source code ownership specific to the TRUSTCASH MOBILE solution developed by Alligato with the terms of this Agreement.

Each of the parties acknowledges and agrees that changes to any and all rights to Third Party Product shall not be effected by this Agreement.

6. Annual Support Service

Annual Support Service is available for the current and immediately prior Major Releases of the supported Product identified herein. Annual Support Service activities are described in detail in Attachment I. Under Annual Support Services, ALLIGATO provides Trustcash with the services and deliverables described herein but is not responsible for the exclusions also described herein. Trustcash is responsible for meeting the pre-requisites described below in Section 6.1.

6.1 Prerequisites

a. Trustcash shall make its computer environment available for Site Certification, participate in such Site Certification, undertake necessary remedies as identified through the certification process to achieve Site Certification, and have maintained the certified computing environment to Site Certification standards until commencement of the Software Support Order. ALLIGATO will provide Professional Services at its then current rates to perform the certification, such services not to be unreasonably withheld;
b. Trustcash shall establish Communications channel and remote access software, both as specified by ALLIGATO, in order that ALLIGATO support personnel have secure access to the Trustcash's computer configuration related to the Product for the purpose of providing the support services contemplated herein.
c. Trustcash shall establish back-up facilities with appropriate formats and compatibility as specified by ALLIGATO, suitable for producing copies of the Trustcash's Production Database and other related computer files as needed to provide the support services contemplated herein.

Furthermore, Trustcash agrees to meet these prerequisites by the Support Start Date and to maintain these conditions throughout the Support Term.

6.2. Service Scope

a. Production: provides Trustcash with the technical support and information needed to operate Product applications for Trustcash's designated end user support personnel;
b. Services required by Trustcash for implementation are excluded from the Annual Support Service and can be requested as Time and Materials.

6.3. Call Windows

The standard Call Window is 7:00am to 5:00pm Pacific Standard Time or Pacific Daylight time when this adjustment is in effect in the Pacific Time Zone. For critical production Reported Issues the critical production Call Window is 24 hours for cell phone contact and call back service.

6.4 Problem Response

a. ALLIGATO will make all reasonable efforts necessary to achieve the response times indicated below for Reported Issues. Reported Issues will be dealt with based on the Problem Severity and providing that the Trustcash supplies all inputs to ALLIGATO in accordance with Attachment II for the support level services as agreed by ALLIGATO and the Trustcash on the Software Support Order.

Problem/ Reported Issue Severity	**Call Back/ Acknowledge (based on Problem Severity as defined in section 10)**	**Assigned**
Critical Production Impact	Immediate During Standard Call Window	Immediate after call back
High Production Impact	Immediate During Standard Call window	Within 4 hours after call back
Medium Production Impact	Within 1 Business day during Standard Call Window	Within 1 business days
Low Production Impact	Within 1 business day during Standard Call Window	As prioritized by ALLIGATO

b. Both parties shall engage in reporting, tracking and handling Reported Issues in accordance with processes and procedures as published by ALLIGATO from time to time and which includes the assignment of a unique number to the Reported Issue for tracking purposes.

c. ALLIGATO shall notify Trustcash if any Reported Issue has been fixed by ALLIGATO in a more recent software Release of the Product by providing Trustcash with the Software Release number.

d. Where ALLIGATO deems it necessary to analyze a copy of the Trustcash's Product and its related Production Database in order to recreate a Reported Issue, and not forsaking Trustcash's confidential data, Trustcash will deliver current backup tapes of Product and its related Production Database, in accordance with published tape specifications as published by ALLIGATO from time to time, to ALLIGATO promptly and at Trustcash's cost.

6.5. Remote Support Access

In the event that Trustcash request ALLIGATO assistance, and in order to avoid an on-site visit where such visit may not be required in order to resolve a Reported Issue, ALLIGATO's technical support staff may provide support through Trustcash's remote access to operate the applicable computer remotely in order to diagnose and repair technical problems.

6.6. Bulletins

ALLIGATO will publish bulletins, as it deems necessary from time to time, strictly as an advisory service for Trustcash to assess if their clients will be affected by the information contained in the bulletin.

6.7. Patches

ALLIGATO will provide reasonable assistance to Trustcash in Trustcash's efforts to correct software logic errors in the Product by advising of suitable technical or operational process either to circumvent or avoid the error ("work around"), or by releasing a Patch on the condition that:

a. Trustcash describes with specificity the nature of the suspected error and the circumstances in which it occurs; and,

b. ALLIGATO, using its reasonable efforts, is able to reproduce the Reported Issue; and,

c. The Reported Issue has not already been fixed by ALLIGATO in a more recent release of the Product than the release used by the Trustcash.

7. Maintenance Release

ALLIGATO will prepare Maintenance Release periodically and will prepare and remotely implement Maintenance Releases as they are released for general availability. Trustcash shall implement Maintenance Release in their entirety in the order in which they are released by ALLIGATO as indicated by their sequential release number within 1 week of receipt to ensure prompt support from Alligato.

8. Version Releases

Version Releases will made available to Trustcash by ALLIGATO from time to time, as they become generally available. It is important that Trustcash implement the Version Releases, which provide upgraded capabilities to the Product. The cost of implementing any Version Releases is the responsibility of Trustcash. Both parties agree to exert their best, commercially reasonable efforts in order for Trustcash to remain using the Current Release or immediately prior Major Release of Product as its Production Database. Trustcash shall implement Version Releases in their entirety in the order in which they are released by ALLIGATO as indicated by their sequential release number.

9. Exclusions

The following support activities are specifically excluded as part of the Annual Support Service and ALLIGATO shall have no obligation to perform these activities on Trustcash's behalf. Should ALLIGATO perform any of these services upon request by Trustcash, it will be done on a Time and Materials basis:

a. Correction of problems and assistance regarding problems caused by operator errors such as entering of incorrect data, use of incorrect data for posting, not following operating and backup procedures or other errors resulting from nonconformance to the recommended usage of the Product as published by ALLIGATO in its Documentation and as supplemented from time to time by Bulletins;

b. Correction of problems and assistance regarding problems with Customization, new application development or with derivative products created by Trustcash;

c. Changes required for Trustcash to comply with new or amended regulations set by governments, regulatory authorities or other third parties;

d. Correction of problems and assistance regarding problems resulting from breaches to Trustcash security of the Product from internal or external agents, known or unknown to the Trustcash;

e. End User education and training;

f. Consulting services;

g. Acceptance testing or installation of changed software delivered to Trustcash per sections 6.7, 7 or 8 of this Schedule B;

h. Support related to failure of the Trustcash to meet and maintain the Full Support Service pre-requisites described in Section 6.1 of this Schedule B;

i. Support related to Incompatible Configurations for:

1. Software support services provided by ALLIGATO for those parts of Products which are experiencing malfunctions or difficulties in connection with the Incompatible Configuration, provided those parts of Products are identifiable and can be so isolated

2. Correction of errors attributable to the computer configuration or deviations from standards used for the Site Certification including, but not limited to, hardware products, third party software products or services;

3. As long as Trustcash continues to use the Incompatible Configuration.

10. Problem Severity Classifications

ALLIGATO shall make every effort to reduce the severity level so that system operations are restored or a technical, operational or procedural method of working around the Reported Issue ("Work Around") is installed. Where appropriate, ALLIGATO will work full time until the issue is resolved or the severity reduced; this may include or require a system Patch.

The following are ALLIGATO's Problem Severity Classifications for Reported Issues encountered in production use of Product:

Critical Production Impact

Reported Issue meets the following criteria:

- System is down;
- Basic fundamental capabilities necessary to run the business to be inoperable; payment processing, My Account Management functionality, merchant IDs and site IDs, etc and there is no work around available;
- Caused incorrect financials data to be stored on the database and there is no work around available:
- Caused incorrect financial results to be visible to the Trustcash and there is no work around available.

High Production Impact

Reported Issue meets the following criteria:

- System is down on an intermittent basis but there is a work around available;
- Basic fundamental capabilities necessary to run the business to be inoperable; payment processing, My Account Management functionality, merchant IDs and site IDs, etc and there is no work around available;
- Caused incorrect financial data to be stored on the database and there is a work around available;
- Caused incorrect financial results to be visible to the Trustcash and there is a work around available;

Medium Production Impact

Reported Issue meets the following criteria:

- Internal reporting or financial data is incorrect but the data is accessible otherwise by a work around;
- Caused incorrect financial results to be visible to Trustcash and the work around is corrective (does not prevent the situation from occurring but corrects the situation afterwards).

Low Production Impact

Reported Issue meets the following criteria:

- A question related to business functionality and process;
- All other production related reported issues in routine maintenance priority.

In this context, resolution/disposition does not necessarily imply "fixing" the Reported Issue. ALLIGATO may determine that a Reported Issue is not a malfunction of the Product, or may release the correction as part of a Future Maintenance release.

IN WITNESS WHEREOF the parties thereto have executed this Agreement, through their respective officers, duly authorized for such purpose, as they so declare and represent, as the Effective Date.

ALLIGATO, INC.

Authorized Signature,

CEO
Title

January 4th, 2012
Date of Signature

TRUSTCASH LLC
~~TRUSTCASH CORP.~~

Authorized Signature,

President
Title

JUNE 4, 2012
Date of Signature

Attachment I

ALLIGATO Customized Product Annual Support Service

Trustcash Responsibilities

Level 1 - Site Operations (Handled by TrustCash)

This is the operational interface between the End Users and the Trustcash. It may include such responsibilities as:

1. Help Desk initial Problem Determination;
   - Problem logging/ tracking/ reporting;
   - Problem dispatch as necessary;
2. Handle all End User issues including, report delivery, ordering of special reports, special runs, customer data, input errors, and special circumstances as agreed upon by both parties;
3. Process Customer information maintenance items such as customer profiles and rate changes etc;
4. Coordinating all third party problem resolution.

Site Operation service includes the ongoing responsibility for operations of all equipment and facilities required by the Customer to operate Product. It includes the following:

1. Installation, operation and maintenance of the computing "configuration" including all hardware, network, local area network, system software, database management software and all other environmental systems such as power, air conditioning and security (physical and computer);
2. Tracking all operational and environment changes;
3. Initiating, monitoring and completion of all required computer operations tasks;

Level 2 - Site Software Management – Alligato Responsibilities

Site software management service includes responsibility for managing communication between Product software users including Help Desk, Site Operations and Level 3 for all application software issues.

1. Technical advice, counsel and answers to appropriate questions on product usage and function;
2. System operation procedure and configuration advice;
3. Act as an escalation point for Help Desk and Site Operations;
4. Correction of technical problems (fixes) related to Product or to the enhancements and modifications;
5. Provide procedural, technical, operational and development work around to other teams;
6. Timely escalation to Level 3 Support for "critical" and "high" Production support issues that cannot be resolved by level 1 and level 2 support personnel;
7. Timely assistance to Level 3 Support including but not limited to diagnosis, "fix" installation, configuration management and data.

Level 3 Support – Alligato Responsibilities

Alligato will provide the highest level of application support and maintenance by ALLIGATO's Support Team. The Trustcash support team has priority access to ALLIGATO key technical specialists including those in the Product Research and Development group. This support encompasses:

1. Problem logging /prioritizing /monitoring /escalating and reporting;
2. Problem analyzing /recreating /resolving /dispatching and providing a work around when necessary;
3. New software releases of core product application (as applicable) to provide enhanced application function, at mutually agreed upon terms, and problem correction;
4. Product correction and assistance with system work around. Core Product and engine problems will be resolved through an appropriate combination of workaround, patches and Product Maintenance Releases;
5. Notification to users of special processes required by the system on an ongoing or periodic basis;
6. Priority access to the following Time and Material services:
   (a) Advanced operations, application production and maintenance assistance for "Critical" and "High" production issues during system implementation;
   (b) advanced operations, application production and maintenance assistance for "Critical" and "High" non-core production issues once the system is in operation;
   (c) advanced application development and maintenance assistance for core product "Critical" and "High" application development issues; emergency environment support; on-site assistance.

ATTACHMENT II

Costing and Payment Terms

Monthly ongoing support:

Product Description	Monthly Charge
Monthly Service and Support Charge	$960.00

Cost Summary Notes

1. All applicable taxes are extra.
2. Professional Services Rate for any TrustCash projects is based shall be discounted by 50% to $75/hour.
3. Support Contract shall be invoiced quarterly at the beginning of each quarter.

Assumptions

We have made the following assumptions:

- All prices are in $CAD

Alligato Effort/Phase	Budget Allocation	Phased Project Description
Phase 1 – 800 hours	$30,000.00	Infrastructure Design/Setup & Device Management Development to real-time update with WURFL standards
Phase 2 – 1800 hours	$65,000.00	Dynamic WAP Rendering/Framework & Presentation layer Platform and TC integration for iPhone & BlackBerry
Phase 3 – 700 hours	$25,000	Enhance existing platform to integrate dynamic WAP Rendering/Framework & Presentation layer Platform and TC integration for Android based devices Liquid A1, Sciphone N19/N21 (Bluelans Communication), HKC Pearl, HTC Desire, HTC Dream, HTC Hero, HTC Legend, HTC Magic, HTC Tattoo (Click), T-Mobile Pulse (Huawei U8220), Motorola Droid, Motorola Backflip, Motorola Devour, MOTO MT710, MOTO XT800, . Samsung Behold II, Samsung Galaxy, Samsung Moment, Xperia X10 (Sony Ericsson).
Phase 4 – 700 hours	$25,000	Develop the WAP rendering and Presentation Layer for all smartphones.
Phase 5 - 800 hours	$28,000	Build the integration between TrustCash and AlliBill systems (Billing, CRM, Taxation).

Phase 1: Build a mock-up version with static pages. These pages shall support two devices, the iPhone and Blackberry. The static pages shall be rendered using XHTLML-MP.
Resource: TrustCash-Claudio Team
Start Date:
Finish Date:
Claudio to provide dates

Phase 1: Build the underlying infrastructure as specified in the Architectural diagram. This includes the security and communication gateway.
Resource: Alligato – System Administrator/Solutions Architect/Project Manager
Start Date: April 26
Finish Date: ongoing
Note: Requirements complete and SA has been assigned tasks to deploy initial Web Platform before May 2.

Phase 1: Build and assess the business requirements and technical specifications for the Device Management and Process Flow. (Commenced Process)
Resource: Alligato – Solutions Architect/Senior Java Developer/Project Manager
Start Date: April 21, 2010
Finish Date: May 2, 2010

Phase 1: Develop the Device Management application and real-time update process with WURFL.
Resource: Alligato - Solutions Architect/Senior Java Developer/Senior QA Analyst
Start Date: May 2, 2010
Finish Date: May 16, 2010
Testing Date: May 17, 2010 – May 20, 2010
Bugs Fixing:????

Phase 2: Build the Business Requirement and Technical Specification for the WAP Framework and Application.
Resource: Alligato – Solutions Architect, Senior WAP J2ME Developers (2)/Project Manager
Start Date: May 3, 2010
Finish Date: May 31, 2010

Phase 2: Develop the WAP Framework including the Presentation, Business Logic, Data Access Layers and the Rendering Engine that shall accommodate the dynamic rendering for the iPhone and one (1) Blackberry device.
Note: *Presentation Layer is for Cell Long Distance as the Merchant and TrustCash checkout pages.*
Resource: Alligato - Solutions Architect/Senior Java Developer/ Senior WAP J2ME Developers (2)/QA resources
Start Date: June 1, 2010
Finish Date: July 16, 2010
Testing Dates: July 19, 2010 – July 23, 2010
Bugs Fixing: July 26, 2010 - July 30, 2010

Phase 2: Build the integration between TrustCash payment gateway and the WAP Framework.
Resource: TrustCash Team/Claudio/ Alligato - Solutions Architect/Senior Java Developer/ Senior WAP J2ME Developers (2)/QA resources
Start Date: July 19, 2010
Finish Date: July 23, 2010 (Alpha product – CellLongDistance.com) iphone & BlackBerry
Testing Dates: July 26, 2010 – July 30, 2010
Bugs Fixing: August 2, 2010 – August 6, 2010

Phase 3: Develop the WAP rendering and presentation layer for the following Android devices;
Liquid A1, Sciphone N19/N21 (Bluelans Communication), HKC Pearl, HTC Desire, HTC Dream, HTC Hero, HTC Legend, HTC Magic, HTC Tattoo (Click), T-Mobile Pulse (Huawei U8220), Motorola Droid, Motorola Backflip, Motorola Devour, MOTO MT710, MOTO XT800, Samsung Behold II, Samsung Galaxy, Samsung Moment, Xperia X10 (Sony Ericsson).
(*QA resource required*)
Note: *Presentation Layer is for Cell Long Distance as the Merchant and TrustCash checkout pages.*
Resource: Alligato - Solutions Architect/Senior Java Developer/ Senior WAP J2ME Developers (2)/QA resources
Start Date: ***July 19, 2010***
Finish Date: ***August 20, 2010***
Testing Dates: ***August 23, 2010 – August 27, 2010***
Bugs Fixing: ***August 30, 2010 – September 3, 2010***

Note: At this stage, a fully-functional version will be available for demos and presentations.

Phase 4: Develop the WAP rendering and Presentation Layer for all smartphones.
(*QA resource required*)
Note: *Presentation Layer is for Cell Long Distance as the Merchant and TrustCash checkout pages.*
Resource: Alligato - Solutions Architect/Senior Java Developer/ Senior WAP J2ME Developers (2)/QA resources
Start Date: ***August 23, 2010***
Finish Date: ***September 30, 2010***
Testing Dates: ***October 1, 2010 – October 15, 2010***
Bugs Fixing: ***October 18, 2010 – October 29, 2010***

Phase 5: Build the integration between TrustCash and AlliBill systems (Billing, CRM, Taxation).
Resource: Alligato - Solutions Architect/Senior Java Developer/QA/TrustCash-Claudio Team
Start Date: ***June 1st (Estimate)***
Finish Date:
Testing Dates:
Bugs Fixing:

*****Non-Smartphones options IVR/SMS**
Phase 6: Business Group has to define the flow for devices that don't support the secured socket layer.
Resource: TrustCash, Alligato
Start Date: ***TBD***
Finish Date:

Phase 6: Build the Business Requirement and Technical Specification for the non-smartphones.
Resource: Alligato - Solutions Architect/Senior Java Developer/ Senior WAP J2ME Developers (2)/QA resources
Start Date: ***TBD***
Finish Date:
Testing Dates:
Bugs Fixing:

Phase 6: Develop the WAP rendering and Presentation Layer for all non-smartphones.
Resource: Alligato - Solutions Architect/Senior Java Developer/ Senior WAP J2ME Developers (2)/QA resources
Start Date: ***TBD***
Finish Date:
Testing Dates:
Bugs Fixing: